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Exhibit 10.25

Share Pledge Agreement

        This Share Pledge Agreement (this "Agreement") has been executed by and among the following parties on April 29, 2004 in Beijing.

Party A: Beijing RaiseChina BioTech, Inc. (hereinafter the "Pledgee")

    Address: Suite 704, 26 Information Road, Haidian District, Beijing 100083, P.R.China

Party B: Min Hu (hereinafter the "Pledgor")

    ID Card No.: 41071119640703102X, address: 701, Building 18, Yimei Garden, Haidian District, Beijing

Party C: Beijing Dongjun Hospitals Investment and Management Co., Ltd.

    Address: 2501, China World Tower 1, No. 1 Jianguomenwai Avenue, Beijing 100004, P. R. China

Whereas:

1.
Party B is a citizen of the People's Republic of China ("China"), and holds 0.1% of the equity interest in Party C. Party C is a limited liability company registered in Beijing, China engaging in hospital investment and management business. Party C intends to acknowledge the respective rights and obligations of Pledgor and Pledgee under this Agreement, and to provide any necessary assistance in registering the Pledge;

2.
Pledgee is a wholly-foreign-owned enterprise registered in Beijing, China. Pledgee and Party C partially owned by Pledgor have executed an Exclusive Business Cooperation Agreement on April 29, 2004;

3.
To ensure that Pledgee collects all payments due by Party C, including without limitation the consulting and service fees regularly from Party C, Pledgor hereby pledges all of the equity interest in Party C held by him as security for payment of the consulting and service fees under the Business Cooperation Agreement;

  To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.     Definitions

  Unless otherwise provided herein, the terms below shall have the following meanings:

  1.1
  Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

  1.2
  Equity Interest: shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgor in Party C.

  1.3
  Term of Pledge: shall refer to the term set forth in Section 3.2 of this Agreement.

  1.4
  Business Cooperation Agreement: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C partially owned by Pledgor and Pledgee on April 29, 2004.

  1.5
  Event of Default: shall refer to any of the circumstances set forth in Article 7 of this Agreement.

  1.6
  Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.     The Pledge

  As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all the payments due by Party C, including without limitation the consulting and services fees payable to the Pledgee under the Business Cooperation Agreement, Pledgor hereby assign, conveys, mortgages, pledges, hypothecates, grants, transfer and sets over to Pledgee a first security interest in all of Pledgor's right, title and interest, whether now owned or hereafter acquired by Pledgor, in the Equity Interest of Party C.

3.     Term of Pledge

  3.1
  The Pledge shall become effective as of the date when the Pledge is registered in the shareholders' register. The Pledge shall be continuously valid until all payments due under the Business Cooperation Agreement have been fulfilled by Party C. The parties agree that Pledgor and Party C shall register the Pledge in the shareholders' register of Party C within 3 business days following the execution of this Agreement.

  3.2
  During the term of the Pledge, in the event Party C fails to pay the exclusive consulting or service fees in accordance with the Business Cooperation Agreement, Pledgee shall have the right, but not the obligation, to dispose of the Equity Interest in accordance with the provisions of this Agreement.

4.     Custody of Records for Equity Interest subject to Pledge

  4.1
  During the term of the Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee's custody the capital contribution certificate for the Equity Interest and the shareholders' register containing the Pledge within one week from the execution of this Agreement. Pledgee shall have custody of such items during the entire term of the Pledge set forth in this Agreement.

  4.2
  Pledgee shall have the right to collect dividends generated by the Equity Interest during the term of the Pledge.

5.     Representations and Warranties of Pledgor

  5.1
  Pledgor is the sole legal and beneficial owner of the Equity Interest.

  5.2
  Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

  5.3
  Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

6.     Covenants and Further Agreements of Pledgor

  6.1
  Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

  6.1.1
  not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance that may affect the Pledgee's rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgor, Pledgee and Party C on April 29, 2004;

  6.1.2
  comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee's reasonable request or upon consent of Pledgee;

  6.1.3
  promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee's rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

  6.2
  Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

  6.3
  To protect or perfect the security interest granted by this Agreement for payment of the consulting and service fees under the Business Cooperation Agreement, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of equity interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

  6.4
  Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.     Event of Default

  7.1
  The following circumstances shall be deemed Event of Default:

  7.1.1
  Party C fails to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement or breaches any other obligations of Party C thereunder;

  7.1.2
  Any representation or warranty by Pledgor in Article 5 of this Agreement contains material misrepresentations or errors, and/or Pledgor violates any of the warranties in Article 5 of this Agreement;

    7.1.3
    Pledgor and Party C fail to complete the filing procedure of the Pledge stipulated in Section 3.1;

    7.1.4
    Pledgor and Party C breach any provisions of this Agreement;

    7.1.5
    Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the Equity Interest pledged or assigns the Equity Interest pledged without the written consent of Pledgee;

    7.1.6
    Any of Pledgor's own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties (1) become subject to a demand of early repayment or performance due to default on the part of Pledgor; or (2) become due but are not capable of being repaid or performed in a timely manner;

    7.1.7
    Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

    7.1.8
    The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgor to continue to perform its obligations under this Agreement;

    7.1.9
    Adverse changes in properties owned by Pledgor, which lead Pledgee to believe that that Pledgor's ability to perform its obligations under this Agreement has been affected;

    7.1.10
    The successor or custodian of Party C is capable of only partially perform or refuses to perform the payment obligations under the Business Cooperation Agreement; and

    7.1.11
    Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.
  7.2
  Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

  7.3
  Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee's satisfaction, Pledgee may issue a Notice of Default to Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and demand that Pledgor immediately pay all outstanding payments due under the Business Cooperation Agreement and all other payments due to Pledgee, and/or dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.     Exercise of Pledge

  8.1
  Prior to the full payment of the consulting and service fee described in the Business Cooperation Agreement, without the Pledgee's written consent, Pledgor shall not assign the Pledge or the Equity Interest in Party C.

  8.2
  Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

  8.3
  Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 7.2 or at any time after the issuance of the Notice of Default. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

  8.4
  In the event of default, Pledgee is entitled to take possession of the Equity Interest pledged hereunder and to dispose of the Equity Interest, to the extent permitted and in accordance with applicable laws, without obligation to account to Pledgor for proceeds of disposition and Pledgor hereby waives any rights it may have to demand any such accounting from Pledgee.

    Likewise, in such circumstance Pledgor shall have no obligation to Pledgee for any deficiency remaining after such disposition of the Equity Interest.

  8.5
  When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.     Assignment

  9.1
  Without Pledgee's prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

  9.2
  This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

  9.3
  At any time, Pledgee may assign any and all of its rights and obligations under the Business Cooperation Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee's request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

  9.4
  In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

  9.5
  Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the parties hereto or any of them, including the Exclusive Option Agreement and the Power of Attorney granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

10.   Termination

        Upon the full payment of the consulting and service fees under the Business Cooperation Agreement and upon termination of Party C's obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

11.   Handling Fees and Other Expenses

        All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, cost of production, stamp tax and any other taxes and fees, shall be borne by Party C.

12.   The Duty to Maintain Confidentiality

        The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

13.   Governing Law and Resolution of Disputes

  13.1
  The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

  13.2
  In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration ruling shall be final and binding on all parties.

  13.3
  Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.   Notices

  14.1
  All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

  14.1.1
  Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

  14.1.2
  Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

  14.2
  For the purpose of notices, the addresses of the Parties are as follows:

Party A: Suite 704, 26 Information Road, Haidian District, Beijing 100083, P.R.China

    Attn: Frank Hu
    Phone: +86-10-62960888
    Facsimile: +86-10-82898737
    E-mail: fhu2002@sohu.com

Party B: 701, Building 18, Yimei Garden, Haidian District, Beijing

    Attn: Min Hu
    Phone: +86-10-82758574
    Facsimile: +86-10-82758574

Party C: 2501, China World Tower 1, No. 1 Jianguomenwai Avenue, Beijing 100004, P. R. China

    Attn: Frank Hu
    Phone: +86-10-65059999
    Facsimile: +86-10-65059468
    E-mail: fhu@chospitals.com

  14.3
  Any party may at any time change its address for notices by a notice delivered to the other party in accordance with the terms hereof.

15.   Severability

        In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.   Attachments

        The attachments set forth herein shall be an integral part of this Agreement.

17.   Effectiveness

  17.1
  Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the parties.

  17.2
  This Agreement is written in Chinese and English in three copies. Pledgor, Pledgee and Party C shall hold one copy respectively. Each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

Party A: Beijing RaiseChina BioTech, Inc.

/s/ Frank Hu
By: Frank Hu
Name: Frank Hu
Title: Board Chairman

Party B: Min Hu

/s/ Min Hu
By: Min Hu

Party C: Beijing Dongjun Hospitals Investment and Management Co., Ltd.

/s/ Frank Hu
By: Frank Hu
Name: Frank Hu
Title: Board Chairman

Attachments:

1.
Shareholders' register of Beijing Dongjun Hospitals Investment and Management Co., Ltd.;

2.
The Capital Contribution Certificate for the Formation of Beijing Dongjun Hospitals Investment and Management Co., Ltd.;

3.
Exclusive Business Cooperation Agreement.

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Exhibit 10.25